Exhibit 99.1

        USA TECHNOLOGIES' ANNUAL SHAREHOLDERS MEETING - JANUARY 16, 2004

                               CHAIRMAN'S REMARKS

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The following  remarks  contain  forward  looking  statements  and the Company's actual results may differ materially from those projected in the remarks. Additional information concerning factors that could cause the actual results to materially differ from those in the forward-looking statements can be found in the Company's Report on Form 10-KSB for the fiscal year ended June 30, 2003, and in the Company's registration Statement on Form SB-2 (File No. 333-101032) filed December 19, 2003 with the Securities and Exchange Commission, including the Risk Factors section thereof.
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Good morning ladies and gentlemen.

Thank you for coming to our annual Shareholders Meeting.

I'm delighted to see you all.

Over the next couple of hours it will be the pleasure of my team and I to bring you up to date on the company's performance and outlook

We'll cover every aspect of the business

-- our finances
-- our  accomplishments
-- new products
-- new customers
-- and, what you can expect from USA Technologies moving forward

Let me begin by saying  that we have  turned  the  corner
-- sales  momentum  is accelerating
-- revenues  are growing at record  rates
-- and, our products are winning prestigious awards

We have entered the growth stage of our business
-- our balance  sheet has never been better
-- the company is sound
-- the future has never looked better

And I have never been more confident that sales will continue to grow, and faster than ever before.

The past two quarters saw remarkable growth

And December was our best month -- ever.

It's with a lot of pride that I report sales revenues for the month of December 2003, were in excess of $1 million
-- our first million dollar month!

And we finished the quarter ending December 31 with $1.8 million in revenues

That's another record
-- it's also 230 percent growth over the same quarter the previous year

Not only was December our first million dollar month, but it puts us within reach of going cash flow positive

$1.4 million a month makes us cash flow positive
-- this is the moment we've all been waiting for -- it's so close

Because of all the business we have in the pipeline, we're forecasting revenues of between $8-10 million by June 30, the end of the 2004 fiscal year.

Think about it
-- we did $2.8  million  last fiscal year

-- we expect to do $8 -10 million this fiscal year
-- that's a 300 percent increase

Some of the business in the pipeline is with Fortune 500 companies which are giants in the retail, entertainment, theme parks, and the automotive industry

Not only do we expect to be an $8 -10 million business this fiscal year, but we expect to grow to between $25-30 million the following year

The  acquisition  of  Bayview  Technologies  Group
-- makers  of our new  energy management solutions
-- has played a significant role

Most of the recent revenue growth occurred in three key areas of our business -- big orders for our VendingMisers and CoolerMisers
-- a sudden surge in sales of our e-Port  terminals
-- and,  growth in our Business  Express  Business  Center offerings

We estimate we sold nearly 6,000 of our various terminal products in December alone

As a result, USA Technologies is entering 2004 with record sales and with its strongest balance sheet in history
-- we have positive  shareholder  equity of $17.5  million
-- and, we have 50 patents with hundreds of patent claims to protect the opportunity

Just 1 year ago, our shareholder equity was $900,000 and monthly sales were $250,000

-- what a remarkable turnaround - $17.5 million in shareholder equity and a million in sales in one month.

Let's quickly recap some of our key accomplishments over the past six months, or so:

-- We announced restructuring of our go-to-market strategy, assigning new leadership to strengthen focus on our core markets

-- We expanded our Business Express product line to include customized offerings to meet every budget and need

-- We announced the co-marketing agreement with Vending Management Services Limited, subsidiary of Coca-Cola Amatil

-- Swank Audio Visuals selected us as its exclusive provider of automated business center services to compliment its audio visual service to hotels in more than 45 major cities nationwide

-- Austin Energy, of Austin, Texas, began to deploy the VendingMiser on 4,400 of the city's soft drink machines

-- e-Port was chosen as the solution of choice to equip vending machines dispensing Playtex brand Banana Boat suncare products

-- Albertson's, one of the world's largest food and drug retailers, announced it was installing our Intelligent Vending and energy management solutions at 1,100 of the company's supermarkets and drugstores

-- Clark County School District, Las Vegas, reported it would install VendingMisers on nearly 3,000 soft drink machines in schools across the County, becoming the first school district to initiate an energy policy district wide

-- We announced a strategic agreement with Kinko's one of the world's biggest document development and copying businesses, linking Kinko's offices with our Business Express centers in hotels across the Nation

-- Business Express won the two top awards at the International Hotel, Motel and Restaurant Show held in New York. We won best product, and best new technology

-- Unilever announced it had entered into a five year, multi-million dollar strategic alliance with us, targeting the 7-milion student laundry market

All these developments, and more have contributed towards our growing success and generated news headlines

The USA Technologies' pipeline has never been richer with product, services, solutions ... and business opportunity.

Our business partners and customers are some of the most powerful and influential names in the IT, networking, vending, point-of-sale, wireless, multimedia, entertainment, amusement parts, automotive and laundry industries

How many companies with just 42 employees can point to global giants like IBM, Sony, Coke, Dr Pepper, Unilever, Kinko's, Disney, Mars Electronics, Marriott Hotels, Sprint and ZiLOG ... and say: "They are our patners or customers."

We recently  commercialized  e-Suds and now have Unilever as a strategic partner

-- the first Unilever/eSuds operations are being installed in colleges starting this coming Spring Break

--   And more will be rolled out during the Summer

Unilever is investing $2 million in the project, and this is a company that doesn't invest that kind of money without doing its research

They see the e-Suds alliance as a major new initiative, taking their brand into an entirely new market

And the e-Suds technology will incorporate the new ZiLOG web-enabled chip with our software.

Which brings me to our partnership with ZiLOG

-- an alliance to put our e-Port software on their new web-enabled computer chip

The chip with our software is nearing completion -- it will be ready this coming Spring

ZiLOG has more than 4,000 customers and sells 150 million chips a year

We're already planning a worldwide marketing campaign with ZiLOG senior executives

--   we'll be visiting some of ZiLOG's key customers to promote our new solution

--   and, naturally, we're excited

This, after all, is a solution that will help us break into the multi-billion dollar point-of-sale marketplace -- it's an industry ZiLOG dominates

As I've said previously, the ZiLOG connection is vitally important to our growth over the next three to four years

Allow me to explain ...

ZiLOG is forecasting in the first year alone, they will sell more than one million web-enabled chips which have our e-Port software and they expect one-third of these customers will connect to our network

Now let's take a closer look at what a million connections translates into for our company...

We typically charge $120 a year in service fees and expect to net $60 per year per connection.

With our other revenue streams covering the cost of running the Company and then some, a million connections could add up to $60 million in after tax profits

That would translate into approximately 15 cents in earnings per share on a fully diluted basis.

The Standard & Poors PE ratio today is 27, and with the same PE ratio we would have a $4 stock price.

This is the potential promise of a million connections and the importance of the ZiLOG partnership, and it starts this Spring

One million  connections  over the next three to four years

--   that's our vision for building tremendous shareholder value.

This spring we will also be launching our new Generation 5 e-Port

Now consider this

--   our expected cost for the G5 e-Port is under $100 versus $300 for our G-4

--   and we intend to sell it for just under $200,

--   that's less than a typical bill acceptor or coin collector  which sells for
     $200

This will make the e-Port highly desirable and competitive

The G5 is cheaper for the customer

--   and it delivers us a much better profit opportunity

How many of you remember  our first e-Port  prototype

--   it cost $1,500

--   we've come a long way

In our price sensitive marketplace, we knew we had to get the price down -- and we did

The ZiLOG initiative will dramatically reduce the cost of manufacturing and installing our e-Port technology into vending machines...

....all the way down to below $100 a unit for our basic bread and butter e-Port.

Then we add another $120 a year service fee on each sale, making it even more profitable.

Just consider what we have accomplished in last year's very challenging time.

We were still able to complete the commercialization of our products, achieve record sales, and vastly improve our balance sheet.

Now we're taking our products to the next level, bringing the cost down to where everyone will be able to afford them... and, will want to buy them.

We're also working with Sony, to develop their PictureStation solution

It's our  entrance  into the  lucrative  kiosk market

--   these are very high end kiosks

--   where customers take their digital film for development

--   they inject the memory card

--   swipe a credit or debit card

--   and out come the prints ... simple as that

We already have five operating successfully in the marketplace

We expect Sony to roll out more than 10,000 kiosks over the next two years.

Just this week we announced a partnership with Motient, owner and operator of the nation's largest two-way wireless data network

Together, we're bringing wireless data connectivity and cashless vending to the entertainment, travel and hospitality industries across America

We've already launched the solution successfully into multiple vending markets, including the prestigious Disney Orlando theme park

We're ambitious and aggressive

-- with Motient alone we expect to bring 10,000 vending machines on line inside the next 12 months

The Motient-activated e-Ports have already attracted the attention of some very prestigious and influential customers

They see low cost wireless connectivity and the e-Port as the way to bring innovation to their vending accounts, providing greater convenience and ease of use for everybody -- the end-user consumer -- and the vending operator

Finally, there's telematices...a gigantic opportunity in the automotive industry Telematics is a name for internet wireless devices that provide a variety of features in automobiles and trucks...

-- Global positioning;
-- Security against theft;
-- The ability to receive content;
-- Alert motorists of impending service requirements, or mechanical failure; and -- Help in the case of accidents

In the next few years, almost half of all cars on the road will be equipped with telematics,
--   and we have two vital telematics patents for the industry
--   patents, that will be valuable to us for licensing revenue.

We closed an exciting calendar year, with numerous successes, and we enter the New Year with our best balance sheet ever.. and sales are accelerating.

How did we get here?

--   we raised $15 million in equity

-- we extended for three years $4 million in convertible notes at 20 cents that were due last December

-- we extrended for three years another $4 million in notes at 20 cents due December 2004

--   we acquired Bayview Technologies, an extremely well timed acquisiton

-- we took our patents issued from 22 to 50 patents issued and have another 35 pending

And now we're reaping the benefits

--   a record $1 million in sales last month

--   two consecutive record quarters

--   approaching cash flow positive

We have a sound business  model,  generating  revenue from a variety of areas

--   from sale of hardware

-- service fees that we take out of the electronic flow of funds for our services

--   we generate revenues from each transaction made

--   and from licensing, an entirely new revenue stream

We are not dependent on any one industry, any one product, or any one customer

We have great balance with exciting products.
And we have a global market to sell our products and services to - it's an open ended market opportunity

The global opportunity is especially true for our EnergyMiser solutions

Vending machines typically cost a location owner $400 per year per machine in electricity costs.

Our EnergyMiser solutions can reduce that cost by almost half

They are tried and proven solutions, with nearly 100,000 already in the marketplace

Energy in Europe is about 50 percent  higher  than in the States

--   we intend to break into the European marketplace

--   and be a big player

The future has never looked brighter for all our products

Just last month the major media reported that in 2003 more transactions were made with credit/debit cards, than with cash, and CBS Market Watch indicated that credit card vending over the next few years will become commonplace.

We've never been better prepared

--   Never been better positioned

I said at the beginning of my remarks that we have turned the corner... that we are entering the growth phase of our business

The success we've all been waiting for is wihtin reach

We are on the brink of becoming a world class company... a time when USA Technologies becomes a household name

The economy is turning, and beginning to grow

And research shows that the markets we are targeting are ready to take off

2004 is going to be our year

I hope you feel the same.


Thank you.